Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Registration Statement of Prodeo Technologies, Inc. (formerly SITEK Incorporated) on Form S-8 (No. 333-33862) of our report, dated May 28, 1999 in this annual report on Form 10-K of Prodeo Technologies, Inc. (formerly SITEK Incorporated) for the period ended March 31, 1999.


/s/ McGLADREY & PULLEN, LLP

Phoenix, Arizona
July 13, 2001